Exhibit 10.9

FOURTH AMENDMENT TO OFFICE LEASE
This FOURTH AMENDMENT TO OFFICE LEASE ("Fourth Amendment") is made and entered into as of the 5th day of October, 2021, by and between KILROY REALTY, L.P., a Delaware limited partnership ("Landlord"), and AMN HEALTHCARE, INC., a Nevada corporation ("Tenant").
R E C I T A L S :
A.Landlord and Tenant entered into that certain Office Lease, dated April 2, 2002 (the “Office Lease”), as amended by that certain First Amendment to Office Lease dated as of May 31, 2002 (the “First Amendment”), as amended by that certain Second Amendment to Office Lease dated as of June 30, 2006 (the “Second Amendment”), and as amended by that certain Third Amendment to Office Lease dated as of June 30, 2014 (the “Third Amendment”) (the Office Lease, First Amendment, Second Amendment and Third Amendment are, collectively, the “Lease”), whereby Landlord leases to Tenant and Tenant leases from Landlord approximately 175,672 rentable (164,128 usable) square feet of space (the “Premises”) consisting of all of the first (1st), second (2nd), third (3rd), fourth (4th) and fifth (5th) floors of that certain six (6) story building located at 12400 High Bluff Drive, San Diego, California 92130 (the “Building”), which Building contains a total of approximately 208,961 rentable (195,264 usable) square feet of space.
B.Landlord and Tenant also entered into that certain Lease Termination Agreement dated September 9, 2021 (the “Termination Agreement”) in order to terminate the Lease in two phases, with the first (1st) phase comprised of approximately 141,307 rentable square feet on the first (1st), second (2nd), third (3rd) and fourth (4th) floors of the Building (the “Phase 1 Premises”), and the second (2nd) phase comprised of approximately 34,365 rentable square feet on the fifth (5th) floor of the Building (the “Phase 2 Premises”).
C.The parties desire to amend the Lease on the terms and conditions set forth in this Fourth Amendment.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Capitalized Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease and the Termination Agreement unless expressly provided otherwise in this Fourth Amendment.
2.Letter of Credit. Landlord and Tenant acknowledge that, pursuant to the terms of the Lease, Landlord is currently holding a letter of credit (the “Existing L-C”) in the amount of $2,000,000.00 (the "Existing L-C Amount"). In connection with the termination of the Lease with respect to the Phase 1 Premises on the Phase 1 Termination Date, Landlord hereby agrees that Tenant shall be entitled to reduce the Existing L-C Amount to $400,000.00 (the “Reduced L-C Amount”) pursuant to the terms of this Fourth Amendment. In connection with the foregoing, upon the last to occur of the following: (i) Tenant's execution and delivery of this Fourth Amendment to Landlord, (ii) the Phase 1 Termination Date, and (iii) Tenant’s satisfaction of all removal and restoration obligations for the Phase 1 Premises as set forth in the Termination Agreement, specifically including Tenant’s obligation to remove the building-top component of “Tenant’s Signage” (as that term is defined in Section 23.4 of the Office Lease), Tenant shall be entitled to provide Landlord with an amendment to the Existing L-C (in a form and content reasonably acceptable to Landlord) which provides that the Existing L-C is in the Reduced L-C Amount (the "L-C Amendment"); provided that to the extent the L-C Amendment submitted by Tenant is acceptable to Landlord, Landlord will, within five (5) business days following Tenant’s delivery of such L-C Amendment to Landlord, execute such correspondence (or the L-C Amendment, as applicable) as may be requested the Bank in order to make the L-C Amendment effective. Notwithstanding any contrary provision of the Lease, as amended hereby, as of the date on which Tenant delivers the L-C Amendment to Landlord in a form and content acceptable to Landlord, (i) all references in the Lease, as amended hereby, to the "L-C" shall refer to the Existing L-C, as amended by the L-C Amendment, and (ii) all references in the Lease, as amended hereby, to the "L-C Amount" shall refer to the Reduced L-C Amount, in each instance, as the context requires.

Exhibit 10.9
3.Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Fourth Amendment, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Fourth Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, occurring by, through, or under the indemnifying party. The terms of this Section 3 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
4.CASp. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialists (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Landlord, subject to Landlord's reasonable rules and requirements; (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs within the Existing Premises or the Remaining Premises to correct violations of construction-related accessibility standards; and (c) if Tenant in fact requests such CASp inspection and the results of such CASp inspection shall require any improvements or repairs to the Building or Project (outside the Existing Premises or the Remaining Premises, as applicable) to correct violations of construction-related accessibility standards, then Tenant shall reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such improvements or repairs.
5.Counterparts; Signatures. This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. The parties hereto consent and agree that this Fourth Amendment may be signed and/or transmitted by e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Fourth Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Fourth Amendment electronically, and (2) the electronic signatures appearing on this Fourth Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
6.Conflict; Ratification. In the event of any conflict between the Lease and this Fourth Amendment, the terms of this Fourth Amendment shall prevail. Except as modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and remains in full force and effect.
[signatures contained on following page]

Exhibit 10.9
IN WITNESS WHEREOF, this Fourth Amendment has been executed as of the day and year first above written.

"LANDLORD":
KILROY REALTY, L.P.,
a Delaware limited partnership
By:    Kilroy Realty Corporation,
a Maryland corporation
Its: General Partner
By:     /s/ John Osmond
Name:        John Osmond
Its:     SVP Asset Management
By: /s/ Nelson Ackerly
Name:     Nelson Ackerly
Its:     Senior Vice President, San Diego
"TENANT":
AMN HEALTHCARE, INC.,
a Nevada corporation
By:      /s/ Denise Jackson
Name:         Denise Jackson
Its:      Chief Legal Officer
By:      /s/ Chris Schwartz
Name:         Chris Schwartz
Its:         Controller

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